Supplement dated January 1, 2002
                        to Prospectus dated July 3, 2001


     Effective as of, January 1, 2002, the issuer, Agway Inc., approved the following changes:

     8.25% Subordinated Money Market Certificates due October 31, 2016: interest rate changed to 6.25% and due date changed to October 31, 2017.

     8.00% Subordinated Money Market Certificates due October 31, 2016: interest rate changed to 6.00% and due date changed to October 31, 2017.

     7.75% Subordinated Money Market Certificates due October 31, 2016: interest rate changed to 5.75% and due date changed to October 31, 2017.

     7.50% Subordinated Money Market Certificates due October 31, 2016: interest rate changed to 5.50% and due date changed to October 31, 2017.

     8.75% Subordinated Money Market Certificates due October 31, 2009: interest rate changed to 6.75%.

     8.50% Subordinated Money Market Certificates due October 31, 2005: interest rate changed to 6.50% and due date changed to October 31, 2007.

     These changes will apply only to Subordinated Money Market Certificates purchased on or after January 1, 2002.

     For a complete description of the securities offered please refer to pages 14 through 19 of the Prospectus.